UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 7, 2010

STANDARD GOLD, INC.

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-14319	84-0991764
(Commission File Number)	(IRS Employer Identification No.)

80 South Eighth Street, Suite 900
Minneapolis, MN  55402

(Address of principal executive offices) (Zip Code)

(612) 349-5277

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

(a) Agreement with US American Exploration Inc.

Effective September 7, 2010, Standard Gold, Inc. (the “Registrant”) and US American Exploration Inc. (“USAE”) approved an option agreement (the “Option Agreement”), which specifies terms and conditions by which the Registrant may acquire an interest in the Rex Gold Mine project (“Rex”) located in La Paz County, Arizona.

In order for the Registrant to acquire an irrevocable ten percent (10%) joint venture interest, all of the following must occur as described in the Option Agreement: the Registrant must provide $2,000,000 for expenditures that must begin within five months and be completed within 23 months and has paid the initial $100,000 non-refundable fee.

Additionally, the Registrant can increase its ownership in the joint venture to 40% by providing an aggregate $60,000,000 (with offsets from prior expenditures) and then to 55% with additional funding and/or net smelter royalties. These interests will be subject to pre-existing net profits interests.

The above summary of the Option Agreement is qualified by reference to the actual text of the Option Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference. Attached hereto as Exhibit 99.1 is a press release filed by the Registrant on September 13, 2010 with respect to the announcement of the Rex Gold Mine project.

(b) Promissory Note with Stephen E. Flechner

Effective September 7, 2010, the Registrant issued a promissory note payable to Stephen E. Flechner, who currently serves as the Registrant’s President, in the principal amount of $25,000 with a maturity date of November 30, 2010 and bearing 5% interest (the “Flechner Note”), which was utilized as partial payment for the $100,000 non-refundable fee described above for the Rex Option Agreement.

In addition to the interest payment due under the Flechner Note, the Registrant has arranged for a guaranty (described below) and has granted Mr. Flechner a 0.375% (thirty seven and one half percent of one percent) net smelter return royalty payable quarterly from the Registrant’s share of production from the Rex.

The above summary of the Flechner Note is qualified by reference to the actual text of the Flechner Note, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

(c) Promissory Note with an un-affiliated shareholder

Effective September 7, 2010, the Registrant issued a promissory note payable to an un-affiliated shareholder in the principal amount of $50,000 with a maturity date of November 30, 2010 and bearing 5% interest (the “$50,000 Note”), which was utilized as partial payment for the $100,000 non-refundable fee described above for the Rex Option Agreement.

In addition to the interest payment due under the $50,000 Note, the Registrant has arranged for a guaranty (described below) and has granted the lender a 0.625% (sixty two and one half percent of one percent) net smelter return royalty payable quarterly from the Registrant’s share of production from the Rex.

The above summary of the $50,000 Note is qualified by reference to the form of the $50,000 Note, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

(d) Personal Guaranties provided by Stephen D. King

Pursuant to the Flechner and $50,000 Notes described above, Stephen D. King, who currently serves as the Registrant’s Chief Executive Officer and as a board member, provided personal guaranties for the repayment of these Notes. In exchange for the guaranties, the Registrant issued a 1% (one percent) net smelter return royalty payable quarterly from the Registrant’s share of production from the Rex pursuant to the terms of the guaranty (the “Guaranty & NSR Agreement”).

The above summary of the personal guaranties is qualified by reference to the actual text of the Guaranty & NSR Agreement, which is filed herewith as Exhibit 10.4 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(c)        Exhibits.

EXHIBIT	DESCRIPTION
10.1	Option Agreement between the Registrant and US American Exploration Inc, dated September 7, 2010.
10.2	Promissory Note of the Registrant, dated September 7, 2010, in the principal amount of $25,000 issued in favor of Stephen Flechner.
10.3	Form of Promissory Note of the Registrant in the principal amount of $50,000.
10.4	Guaranty & NSR of Stephen D. King, dated September 7, 2010.
99.1	Press Release dated September 13, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD GOLD, INC.

Date: September 13, 2010	By:	/s/ Stephen D. King
Stephen D. King
Chief Executive Officer